Exhibit 10.9

STOCK APPRECIATION RIGHTS AGREEMENT

THIS STOCK APPRECIATION RIGHTS AGREEMENT (the “Agreement”) is granted this __ day of __________, 20__ (the “Grant Date”), by PATRICK INDUSTRIES, INC. (the “Company”), to ___________ (the “Grantee”), pursuant to the Patrick Industries, Inc. Omnibus Incentive Plan (the “Plan”), as the same may be amended from time to time. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

In consideration of the premises, mutual covenants and agreements herein, the Company and the Grantee agree as follows:

1.     Grant of Stock Appreciation Rights. The Company hereby grants to the Grantee an award of Stock Appreciation Rights relating to __________ (______) shares of Common Stock of the Company (“Shares”), pursuant to which the Grantee shall be eligible for the payment(s) described in paragraph 6 below.

2.     Strike Price. The strike price for each Share to which this Stock Appreciation Right (“SAR”) relates shall be $____ per share (the “Strike Price”), being not less than the Fair Market Value per Share (as determined under the Plan) on the Grant Date.

3.     Vesting. Subject to the provisions of paragraphs 1, 4, 5, 6, and 9 hereof, this SAR may be exercised (as described in paragraph 6 hereof) to a maximum cumulative amount of 33 1/3% of the total Shares from and after the first anniversary of the Grant Date, as to 66 2/3 % of the total Shares from and after the second anniversary of the Grant Date, and as to 100% of the total Shares from and after the third anniversary of the Grant Date. The following schedule reflects the amounts and vesting dates in accordance with the schedule above:

Vesting Schedule
Vesting Date
Cumulative Percent	33 1/3%	66 2/3%	100%
Cumulative Vested Shares

Notwithstanding anything to the contrary in this Agreement whether express or implied, upon Grantee’s Termination of Service with the Company or any Subsidiary, no further vesting (pro rata or otherwise) shall occur from and after the date of such Termination of Service.

4.     Term. Subject to earlier termination as provided in paragraph 5 hereof, the SAR shall terminate, and be of no force or effect after 5:00 p.m. (Eastern Time), on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”).

5.     Effect of Termination of Service. For purposes of this Agreement, upon Grantee’s Termination of Service, (x) any then unvested portion of this SAR shall be immediately cancelled and forfeited by the Grantee for no consideration and (y) any then vested portion of this SAR shall terminate and lapse as follows:

(i) In the event of a Termination of Service for any reason other than death, Disability, Retirement, or Cause, this SAR shall lapse on the earlier of (1) the last day of the ninety (90) day period beginning on the date of such Termination of Service or (2) the Expiration Date.

(ii) In the event of a Termination of Service by reason of Grantee’s death, Disability or Retirement, this SAR shall lapse on the earlier of (1) the last day of the one (1) year period beginning on the date of such Termination of Service or (2) the Expiration Date. For these purposes, “Retirement” shall mean a retirement in accordance with any retirement plan then in effect for the Company or any of its Subsidiaries.

(iii) If the Grantee dies during the twelve (12) month period following a Termination of Service by reason of Disability or Retirement or during the ninety (90) day period following any other Termination of Service, then notwithstanding paragraphs 5(i) and 5(ii) above, this SAR shall lapse on the earlier of (1) the last day of the one year period beginning with the date of Grantee’s death or (2) the Expiration Date.

(iv) In the event of a Termination of Service for Cause, this SAR shall lapse immediately upon the effective date of such Termination of Service.

6.     Exercise of SAR; Delivery of Shares.

(a)

Subject to the terms and conditions of this Agreement and the Plan, this SAR may be exercised, in whole or in part, to the extent then exercisable, at any time prior to its expiration as provided in paragraph 4 or 5 hereof. Any such exercise shall be affected by a written notice delivered to the Secretary of the Company at its principal executive office, in such form as the Company may prescribe, and shall be signed by the person or persons so exercising this SAR. Any notice of exercise delivered under this paragraph 6 shall state the number of Shares in respect of which the SAR is being exercised. This SAR may be exercised only with respect to whole shares. If this SAR is exercised under paragraph 7 hereof following Grantee’s death or Disability by any person or persons other than the Grantee, then the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this SAR.

(b)

After receiving a proper notice of exercise, the Company will calculate an amount equal to the product of (x) the amount by which the Fair Market Value of a Share on the exercise date exceeds the Strike Price, multiplied by (y) the number of Shares with respect to which this SAR is being exercised. Following such exercise, the Company shall issue to Grantee a number of whole Shares calculated by dividing the amount determined under the preceding sentence by the Fair Market Value of a Share on the date of exercise (any fractional share to be rounded down), subject to applicable tax withholding requirements as set forth in paragraph 6(d). Notwithstanding anything to the contrary in this Agreement whether express or implied, the Committee shall have the right, in its sole discretion, to determine that the amount payable to Grantee in connection with an exercise of this SAR may be paid, in whole or in part, in United States dollars payable by wire transfer or other immediately available funds not later than twenty (20) days following the relevant date of exercise.

(c)

After receiving a proper notice of exercise, the Company shall cause to be issued a certificate or certificates for the Shares for which the SAR has been exercised, subject to the last sentence of paragraph 6(b) hereof, registered in the name of the person exercising the SAR (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company shall cause such certificate or certificates to be delivered to or upon the order of the person exercising the SAR.

(d)

Exercise of this SAR or any portion hereof is expressly conditioned on the Grantee providing the Company with a payment of the minimum amount of any federal, state or local taxes required by law to be withheld by the Company as the result of such exercise. If the Grantee does not make such tax withholding payment when requested, the Company may refuse to issue any Shares under this SAR until arrangements satisfactory to the Company for such payment have been made. The Grantee may satisfy his withholding tax obligation by any of the following means: (i) a direct cash payment to the Company; (ii) unless otherwise prohibited by law, by authorizing the Company to withhold from cash compensation otherwise payable to the Grantee (such as Grantee’s base salary); (iii) if permitted by the Committee in its sole discretion in connection with any such exercise, by authorizing the Company to withhold from the Shares otherwise issuable to the Grantee in connection with such exercise that number of Shares (based on Fair Market Value) that would be necessary to satisfy the minimum required withholding taxes due upon such exercise; or (iv) by a combination of the foregoing. For the purpose of calculating the Fair Market Value of any Shares to be withheld to pay withholding taxes, the relevant measurement date shall be the date of exercise.

7.     Nontransferability. This SAR shall not be transferable other than by will or the laws of descent and distribution, and any permitted transferee shall take this SAR subject to all of the terms hereof. During the lifetime of the Grantee, this SAR may be exercised only by the Grantee or, in the case of the Grantee’s Disability, by the Grantee’s duly authorized representative. Following the death of the Grantee, this SAR may be exercised only by the Grantee’s executor, administrator or permitted transferee as provided above. Without limiting the generality of the foregoing, this SAR may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process, and any attempt to do so shall be void.

8.     Delivery of Certificates.

(a)

The Company shall not be required to issue or deliver any Shares pursuant to an exercise of this SAR prior to the admission of such Shares to listing on any stock exchange on which Common Stock of the Company may at that time be listed. If at any time during the term of this SAR the Company shall be advised by its counsel that the Shares deliverable upon an exercise of this SAR are required to be registered under the Federal Securities Act of 1933 or any state securities law, or that delivery of such Shares must be accompanied or preceded by a Prospectus meeting the requirements of such Act, the Company will use its best efforts to effect such registration or provide such Prospectus not later than a reasonable time following each exercise of this SAR, but delivery of Shares by the Company may be deferred until such registration is effected or such Prospectus is available. The Grantee agrees and acknowledges that this SAR may not be exercised unless the foregoing conditions are satisfied. The Grantee shall have no interest in Shares covered by this SAR unless and until certificates for said Shares are issued.

(b)

No adjustment shall be made for dividends or other distributions made by the Company to its shareholders or other rights for which the record date is prior to the date on which the Grantee is admitted as a shareholder with respect to Shares that may be issued upon an exercise of this SAR. Notwithstanding the preceding sentence, in the event of an extraordinary cash dividend or distribution, the Committee shall make appropriate and equitable adjustments to the remaining number of Shares subject to this SAR and/or to the Strike Price hereof as the Committee determines in its sole and reasonable discretion are necessary to prevent dilution of Grantee’s rights hereunder. The Committee’s determination with respect to any such adjustments under this paragraph 8 shall be conclusive and binding on the Grantee.

9.     Adjustment Provisions. If the Company shall at any time change the number of shares of its Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of Shares then remaining subject to exercise hereunder shall be changed in proportion to such change in issued shares and the Strike Price specified in paragraph 2 hereof shall be adjusted so that the amount potentially payable to Grantee in connection with an exercise of the then remaining number of Shares subject to this SAR shall not be changed.

If, during the term of this SAR, the Common Stock of the Company shall be changed into cash, securities, or evidences of indebtedness of another corporation, other property, or any combination thereof, whether as a result of reorganization, sale, merger, consolidation, or other similar transaction (a “Transaction”), the Company shall cause adequate provision to be made whereby (i) the Grantee shall thereafter be entitled to receive upon the due exercise of this SAR with respect to any Shares then remaining subject to this SAR, the cash, securities, evidences of indebtedness, other property, or any combination thereof the Grantee would have been entitled to receive for Shares acquired through exercise of this SAR immediately prior to the effective date of such Transaction and (ii) if the Grantee’s employment is terminated without Cause following the Transaction and during the term of this SAR, this SAR shall become vested and fully exercisable with respect to the remaining number of Shares to which this SAR relates for the balance of the SAR term. For these purposes, “Cause” shall have the meaning set forth in an employment or similar agreement between the Grantee and the Company and, in the absence of any such employment or similar agreement including a definition of cause, shall mean (A) commission of an act of dishonesty, fraud, theft, or embezzlement, (B) substantial failure to perform the duties required by the Grantee’s employment or other service relationship or if Grantee fails to act as directed by the Board of Directors, or (C) material negligence or misconduct in the performance of those duties, all as determined by the Board of Directors of the Company. If appropriate, the Strike Price of the shares or securities remaining subject to this SAR following such Transaction may be adjusted, in each case in such equitable manner as the Committee may select.

If the Board of Directors of the Company determines that the Company is unable to cause adequate provision to be made to allow the Grantee to continue to benefit from this SAR after the Transaction, this SAR shall become fully vested and cancelled in exchange for a lump sum payment from the Company in an amount equal to the product of (x) excess of the then Fair Market Value of a Share of the Company’s Common Stock as established in the Transaction over the Strike Price per share multiplied by (y) the remaining unexercised number of Shares to which this SAR relates.

10.     Subject to the Plan. This SAR shall be subject to and governed by all the terms and conditions of the Plan. A copy of the Plan is available for review by Grantee upon request to the Company’s Secretary and is hereby incorporated by reference. In the event of any discrepancy or inconsistency between the terms and conditions of this SAR and of the Plan, the terms and conditions of the Plan shall control.

11.     Code Section 409A. This SAR is intended to be exempt from Section 409A of the Code, and the regulations and guidance promulgated thereunder (“Section 409A”). Notwithstanding the foregoing or any provision of this SAR to the contrary, if any provision of this SAR contravenes Section 409A or could cause the Grantee to incur any tax, interest or penalties under Section 409A, the Committee may, in its sole discretion and without the Grantee’s consent, modify such provision to comply with, or avoid being subject to, Section 409A, or to avoid the incurrence of taxes, interest and penalties under Section 409A.

12.     No Assurance of Continued Employment by the Company. The granting of this SAR is in consideration of the Grantee’s continuing as a Service Provider to the Company. Notwithstanding the foregoing, nothing in this SAR shall confer upon the Grantee any right to continue as a Service Provider to the Company, or affect the right of the Company to terminate the Grantee’s services (subject to the terms of any separate employment or other contract) at any time in the sole discretion of the Company, with or without cause.

13.     Interpretation. The interpretation and construction of any terms or conditions of the Plan, or of this SAR or other matters related to the Plan by the Committee shall be final and conclusive.

14.     Enforceability. This Agreement shall be binding upon the Grantee and the Grantee’s estate, personal representative and beneficiaries.

15.     Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Indiana (regardless of the law that might otherwise govern under applicable Indiana principles of conflict of laws).

16.     Amendment. The terms and conditions of this SAR may be amended by the mutual agreement of the Company and the Grantee or such other persons as may have an interest herein, evidenced in writing.

[Signature page follows]

IN WITNESS WHEREOF, the Committee has caused this SAR to be executed on the date first above written.

PATRICK INDUSTRIES, INC.

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